UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2016

Commission File Number: 001-37370

MY SIZE, INC.
(Exact name of registrant as specified in charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

N/A

 (IRS Employer Identification Number)

3 Arava St., pob 1026, Airport City, Israel, 7010000

(Address of principal executive offices)

+972-3-600-9030
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02. Recent Sale of Unregistered Securities.

On July 14, 2016, the Company converted $8,405,000 of the Company's convertible debt in the form of notes into equity through an aggregate of 2,401,523 shares of the Company's common stock at a price of $3.50 per share.

The shares were issued pursuant to an exemption under federal securities laws to a total of 21 accredited investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2016	MY SIZE, INC.

	By:	By /s/ Eli Walles
Name: Eli Walles Title: Chairman of the Board

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